Exhibit 99.1
Flextronics contacts:
Thomas J. Smach
Chief Financial Officer
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com

FLEXTRONICS ANNOUNCES SECOND QUARTER RECORD RESULTS
Record Quarterly Net Sales up 18% to $5.6 Billion;
Record Quarterly Adjusted Net Income up 25% to $146 Million;
Record Quarterly Adjusted EPS of $0.24
Singapore, October 23, 2007 — Flextronics (NASDAQ: FLEX) today announced results for its second quarter ended September 28, 2007 as follows:

(US$ in millions, except EPS)	Three Month Periods Ended		Six Month Periods Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Net sales	$5,557	$4,702	$10,714	$8,761
GAAP operating income	$161	$29	$295	$146
Adjusted operating income (1)	$172	$144	$325	$267
GAAP net income	$121	$185	$228	$269
Adjusted net income (1)	$146	$117	$280	$220
Diluted GAAP EPS	$0.20	$0.31	$0.37	$0.46
Adjusted EPS (1)	$0.24	$0.20	$0.46	$0.38

(1) A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.
Record Second Quarter Results
Net sales increased from the year ago quarter by $855 million, or 18%, to $5.6 billion in the second quarter ended September 28, 2007, which is at the high end of the Company’s previously provided revenue guidance of $5.3-$5.6 billion. For the second quarter ended September 28, 2007, adjusted net income increased 25% over the year ago quarter to $146 million, or $0.24 per diluted share, compared to $117 million, or $0.20 per diluted share, in the year ago quarter. The Company’s adjusted earnings per diluted share of $0.24 in the second quarter ended September 28, 2007 is at the high end of the Company’s previously provided guidance of $0.22-$0.24.
Adjusted operating profit increased 20% from the year ago quarter to a record $172 million in the second quarter ended September 28, 2007 while adjusted operating margin increased sequentially 10 basis points to 3.1% from 3.0%. Operating cash flow was $371 million in the second quarter ended September 28, 2007 and $516 million in the six-month period ended September 28, 2007. Free cash flow (net cash flow from operating activities less net purchases of property, plant and equipment) amounted to $297 million in the second quarter ended September 28, 2007 and $370 million in the six-month period ended September 28, 2007.

Mike McNamara, chief executive officer of Flextronics, stated, “We continue to maintain a strong financial position with over $1 billion in cash, no short term debt maturities, and a record low debt to capital leverage ratio of 19%. Inventory turns improved to 8.0x while cash conversion cycle improved by two days sequentially to an industry leading 11 days. We remain intensely focused on generating a higher return on capital while growing our business, as evidenced by our return on invested capital of 11.2%, which increased 80 basis points from the previous quarter.” McNamara concluded by stating, “I am very proud of the dedication and hard work of our employees and management across the globe in making this a very successful quarter for Flextronics. We believe we are executing very well on the controllable aspects of the business, which should provide an excellent foundation to add the capabilities of Solectron into the Flextronics framework.”
Conference Calls and Web Casts
A conference call hosted by Flextronics’s management will be held today at 1:30 p.m. PDT to discuss the Company’s financial results for the second quarter ended September 28, 2007. Additionally, Flextronics will host its annual analyst and investor meeting on Tuesday, November 6, 2007 in New York City to present the Company’s strategy and vision as well as the Company’s revised financial guidance for the remainder of fiscal 2008 to reflect the previously announced Solectron acquisition, which was completed on October 1, 2007.
Both events will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of slide presentations may also be found on the Company’s site. Replays of the broadcasts will remain available on the Company’s website afterwards.
Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With the acquisition of Solectron, pro forma fiscal year 2007 revenues from continuing operations are more than US$30.0 billion. Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 35 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
# # #
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future growth and return on capital. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that growth may not occur as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales; the challenges of effectively managing our operations; the challenges of integrating acquired companies or assets; our reliance on strategic relationships with major customers; the impact on our margins and profitability resulting from substantial investments and start-up and integration costs in our components, design and ODM capabilities; that we may not be able to obtain new customer programs, or that if we do obtain them, that they may not contribute to our revenue or profitability as expected or at all; our ability to design and quickly introduce world-class components products that offer significant price and/or performance advantages over competitive products; production difficulties, especially with new products; our ability to utilize available and recently expanded manufacturing capacity; the risk of future restructuring charges that could be material to our financial condition and results of operations; not realizing expected returns from our retained interests in divested businesses; changes in government regulations and tax laws; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; potential impairment of our intangible assets; our dependence on the continued trend of outsourcing by OEMs; the effects of customer bankruptcies; and the risks to our particular electronics and technology sector of economic instability and a slowdown in consumer spending. Other risks relate to Flextronics’s acquisition of Solectron, which closed on October 1, 2007, including that the revenues, cost savings, growth prospects and any other synergies expected from the acquisition may not be fully realized due to difficulties integrating the businesses, operations and product lines of Flextronics and Solectron or may take longer to realize than expected; and that Flextronics may incur significant costs associated with the acquisition, including charges to operations to reflect costs associated with integrating the businesses and operations of Flextronics and Solectron. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission (“SEC”) and under “Cautionary Statement Regarding Forward Looking Information,” “Risk Factors” and “The Merger” included in the definitive joint proxy/prospectus, which forms a part of our registration statement on Form S-4/A filed by Flextronics with the SEC on August 7, 2007. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

SCHEDULE I
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Month Periods Ended		Six Month Periods Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
GAAP:
Net sales	$5,557,099	$4,702,333	$10,714,125	$8,761,476
Cost of sales	5,243,318	4,428,279	10,109,772	8,251,426
Restructuring and other charges	—	95,683	9,753	95,683

Gross profit	313,781	178,371	594,600	414,367

Selling, general and administrative expenses	152,551	148,347	299,139	267,482
Restructuring and other charges	—	565	921	565

Operating income	161,230	29,459	294,540	146,320

Intangible amortization	13,711	8,498	30,386	15,726
Interest and other expense, net	16,169	31,072	22,428	60,272

Income (loss) before income taxes	131,350	(10,111)	241,726	70,322

Provision for (benefit from) income taxes	10,412	(16,059)	13,841	(11,313)

Income from continuing operations	120,938	5,948	227,885	81,635

Income from discontinued operations (net of tax)	—	178,922	—	187,738

Net income	$120,938	$184,870	$227,885	$269,373

Diluted EPS:
GAAP	$0.20	$0.31	$0.37	$0.46

Non-GAAP	$0.24	$0.20	$0.46	$0.38

Diluted shares used in computing per share amounts	616,416	587,435	615,979	586,720

See Schedule II for the reconciliation of non-GAAP diluted EPS to GAAP diluted EPS.

SCHEDULE II
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, except per share amounts)

		Three Month Periods Ended				Six Month Periods Ended
			% of		% of	September 28,	% of	September 29,	% of
		September 28, 2007	Sales	September 29, 2006	Sales	2007	Sales	2006	Sales

GAAP gross profit		$313,781	5.6%	$178,371	3.8%	$594,600	5.5%	$414,367	4.7%
Stock-based compensation expense		1,470		1,232		2,469		1,852
Restructuring charges	(2)	—		95,683		9,753		95,683

Non-GAAP gross profit		$315,251	5.7%	$275,286	5.9%	$606,822	5.7%	$511,902	5.8%

GAAP SG&A Expenses		$152,551	2.7%	$148,347	3.2%	$299,139	2.8%	$267,482	3.1%
Stock-based compensation expense		9,128		6,973		16,854		13,412
Other charges	(2)	—		9,619		—		9,619

Non-GAAP SG&A Expenses		$143,423	2.6%	$131,755	2.8%	$282,285	2.6%	$244,451	2.8%

GAAP operating income		$161,230	2.9%	$29,459	0.6%	$294,540	2.7%	$146,320	1.7%
Stock-based compensation expense		10,598		8,205		19,323		15,264
Restructuring and other charges	(2)	—		105,867		10,674		105,867

Non-GAAP operating income		$171,828	3.1%	$143,531	3.1%	$324,537	3.0%	$267,451	3.1%

GAAP net income		$120,938	2.2%	$184,870	3.9%	$227,885	2.1%	$269,373	3.1%
Stock-based compensation expense		10,598		8,408		19,323		15,820
Restructuring and other charges	(2)	—		105,867		10,674		105,867
Intangible amortization		15,139		12,427		33,344		25,126
Other — foreign currency gain on liquidation	(3)	—		—		(9,309)		—
Other — gain on divestiture of operations	(4)	—		(181,228)		—		(181,228)
Adjustment for taxes	(5)	(584)		(13,659)		(1,545)		(14,545)

Non-GAAP net income		$146,091	2.6%	$116,685	2.5%	$280,372	2.6%	$220,413	2.5%

Diluted net income per share:
GAAP		$0.20		$0.31		$0.37		$0.46

Non-GAAP		$0.24		$0.20		$0.46		$0.38

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED GAAP CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 28, 2007	March 31, 2007
ASSETS

Current Assets:
Cash and cash equivalents	$1,005,580	$714,525
Accounts receivable, net	2,052,449	1,754,705
Inventories	2,731,345	2,562,303
Deferred income taxes	10,935	11,105
Other current assets	710,801	548,409

	6,511,110	5,591,047

Property and equipment, net	2,034,387	1,998,706
Deferred income taxes	657,120	669,898
Goodwill and other intangibles, net	3,294,530	3,264,320
Other assets	867,790	817,403

	$13,364,937	$12,341,374

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$6,227	$8,385
Accounts payable	4,177,996	3,440,845
Other current liabilities	1,004,361	1,038,838

Total current liabilities	5,188,584	4,488,068

Long-term debt, net of current portion:
6 1/2% Senior Subordinated Notes due 2013	399,650	399,650
6 1/4% Senior Subordinated Notes due 2014	389,925	389,119
1% Convertible Subordinated Notes due 2010	500,000	500,000
Zero Coupon Convertible Junior Subordinated Notes due 2009	195,000	195,000
Other long-term debt and capital lease obligations	9,575	10,036
Other liabilities	229,761	182,842

Total shareholders’ equity	6,452,442	6,176,659

	$13,364,937	$12,341,374

SCHEDULE IV
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(1)	To supplement Flextronics’ unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude, among other things, stock-based compensation expense, restructuring charges, intangible amortization, gains or losses on divestitures and certain other items. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we exclude the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested share bonus awards granted to employees. The Company believes that the exclusion of these non-cash charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact the application of SFAS 123R has on its operating results.

Restructuring charges include severance, impairment, lease termination, exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Gains or losses on divestiture of operations relate to discrete and unusual events associated with the sale of a non-core business of the Company. These gains or losses can vary significantly in size and do not reflect expected future operating impacts; therefore, it is useful to investors to highlight the specific results of these items on the Company’s operating results. The Company’s management excludes these items when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP net income.

Other charges or gains consist of various other types of items that are not directly related to ongoing or core business results, such as executive separation costs, cumulative foreign exchange adjustments to the cost basis of international entities that have been divested or liquidated, or reversals of bankruptcy bad debt provisions. We exclude these items because they do not affect core operations. Excluding these amounts provide investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income.
With the exception of net income and diluted earnings per share, the Reconciliation of GAAP to Non-GAAP Financial Measures as presented in Schedule II and discussed further below represent results from continuing operations. Net income and diluted earnings per share represent results for both continuing and discontinued operations.

(2)	During the six-month period ended September 28, 2007, the Company recognized restructuring charges for employee termination costs in Europe.

During the three and six-month periods ended September 29, 2006, the Company recognized restructuring and other charges related to the impairment, lease termination, and exit costs primarily related to the disposal and exit of certain real estate owned and leased by the Company in order to reduce its investment in property, plant and equipment

(3)	During the six-month period ended September 28, 2007, the Company recognized net foreign exchange gains in connection with the divestiture of a certain international entity.

(4)	During the three and six-month periods ended September 29, 2006, the Company recognized a pretax gain in the amount of $181.2 million associated with the divestiture of the Company’s Software Development and Solutions business in September 2006.

(5)	The Company recognized $584,000 and $1.5 million in tax benefits related to the amortization of intangible assets during the three and six-month periods ended September 28, 2007, respectively.

The Company recognized $647,000 and $1.5 million (including $544,000 and $1.3 million attributable to discontinued operations) in tax benefits related to the amortization of intangible assets, and $23.0 million in tax benefits related to restructuring and other activities during the three and six-month periods ended September 28, 2006, respectively. These tax benefits were offset by $10.0 million in tax expense associated with the gain recognized on the divestiture of the Company’s Software Development and Solutions business during the three and six-month periods ended September 29, 2006.

(6)	Return on invested capital (“ROIC”) divides after-tax non-GAAP operating income by an average of net invested capital. After-tax non-GAAP operating income includes after-tax operating income from divested businesses, and excludes intangible amortization, stock-based compensation expense, restructuring and other charges. Net invested capital is defined as total assets less current liabilities and non-operating assets. Non-operating assets include cash and cash equivalents, short-term investments, notes receivable, deferred income tax assets, and other non-operating assets.

We believe ROIC is a useful measure in providing investors with information regarding the Company’s performance. ROIC is a widely accepted measure of earnings efficiency in relation to total capital employed. We believe that increasing the return on total capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value. ROIC is not a measure of financial performance under generally accepted accounting principles in the U.S., and may not be defined and calculated by other companies in the same manner. ROIC should not be considered in isolation or as an alternative to net earnings as an indicator of performance.

The following table reconciles ROIC as calculated using after-tax non-GAAP operating income to the same performance measure calculated using the nearest GAAP measure, which is GAAP operating income from continuing operations adjusted for taxes:

	Three Month Periods Ended
ROIC	September 28, 2007	June 29, 2007
Non-GAAP	11.2%	10.4%
Restructuring and other charges	-0.7%	-1.3%

GAAP	10.5%	9.1%